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                                                                    EXHIBIT 16.1

September 6, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
U.S.A

Dear Sirs:

We have read Item 4 of Form 8-K/A dated September 6, 2000 of Health & Nutrition Systems International, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to disagree with other statements of the registrant contained therein.

Yours faithfully,

/s/ BUTNER & KAHLE, CPAS, P.A.
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    Butner & Kahle, CPAs, P.A.